Responses to N-SAR for 12/31 Funds for the period ending June 30, 2018

First Investors Tax Exempt Funds

Exhibit 77Q1

The Subadvisory Agreement among FIMCO, the First Investors Tax Exempt Funds and Green Square Asset Management, LLC was filed with the Securities and Exchange Commission via EDGAR with the registration statement for the First Investors Tax Exempt Funds on April 27, 2018 (Accession No. 0000898432-18-000488) and is hereby incorporated by reference as part of the response to Item 77Q1 of Form N-SAR.